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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

        We consent to the use in this Registration Statement of Herbst Gaming, Inc. on Amendment No. 1 to Form S-4 dated April 15, 2005 of our report on Mark Twain Casino, L.L.C. dated January 19, 2005, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ CLIFTON GUNDERSON LLP CLIFTON GUNDERSON LLP
St. Joseph, Missouri April 14, 2005

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CONSENT OF INDEPENDENT AUDITOR